LIMITED POWER OF ATTORNEY

I, William D. Stanhagen, do hereby nominate, constitute and appoint as my true and lawful attorneys-in-fact with authority limited to and as specifically set forth herein,
P. Jerome Richey and Paige M. Greene (each hereinafter referred to an "Attorneys-in-
Fact").

Each said Attorney-in-Fact hereunder shall have the authority to act, sign, execute and deliver on behalf of and in the place and stead of me the Forms 3, 4 and 5 documents which are required to be filed pursuant to Rule 16 of the Securities Exchange Act of
1934. Neither Attorney-in-Fact shall have authority to act on my behalf except with respect to said documents.

The undersigned hereby grants to each such Attorney-in-Fact full power and anthority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact shall lawfully do or cause to be done by virtue of the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorneys-
in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Limited Power of Attorney shall commence on August 22, 2005 and shall continue in effect until such time as it is revoked in writing.

IN WITNESS WHEREOF, I have caused this Limited Power of Attorney to be executed this 23rd day of August, 2005.

     /s/ William D. Stanhagen

Witness:  /s/ Jane M. Young